DEARBORN BANCORP, INC.
FORM 10-Q (continued)
Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2010 (the “Form 10-Q”) of Dearborn Bancorp, Inc. (the “Issuer”).
     I, Jeffrey L. Karafa, Treasurer and Chief Financial Officer of the Issuer, certify that:
(i)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated: November 15, 2010

/s / Jeffrey L. Karafa
Jeffrey L. Karafa
Treasurer and Chief Financial Officer, Dearborn Bancorp, Inc.